UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 11, 2014

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Commission File Number 333-168530

On The Move Systems Corp.

(Exact name of small business issuer as specified in its charter)

Florida	27-2343603
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3001 North Rocky Point Drive East, Suite 200 Tampa, FL	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 367-3511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02:	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Background to the Restatement

On June 11, 2014, the Company determined that due to an error in accounting for our acquisition of Crawford Mobile Install (“CMI”), the Company’s consolidated financial statements as of and for the years ended February 28, 2013 and February 29, 2012 should no longer be relied upon. The purpose of this restatement is to correct the accounting for our acquisition of Crawford Mobile Install (“CMI”). In the Original Filing, the acquisition of CMI was accounted for as an acquisition of a business. However, since John Crawford was our CEO at the time of the acquisition and also owned all of CMI, the acquisition should have been accounted for as a business acquired from an entity under common control according to ASC 805-50-30. We had originally recognized intangible assets and goodwill as a result of the acquisition of CMI. According to ASC 805-50-30, neither should have been recognized. As a result of the restatement, goodwill in the amount of $108,724 and intangible assets in the amount of $20,000 have be removed from assets. In addition, we recognized a loss on the acquisition of CMI in the amount of $128,724.

Effects of Restatement

Management has considered the effect of the restatement on our prior conclusions as to the effectiveness of our disclosure controls and procedures and internal control over financial reporting. Management has concluded that no material weakness in internal controls over financial reporting existed as of February 28, 2013, and that our disclosure controls and procedures and internal control over financial reporting for such periods were therefore effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 16, 2014	On The Move Systems Corporation

By: /s/ Robert Wilson
Robert Wilson
Chief Executive Officer
Principal Financial Officer